LaSalle Bank N.A.
135 South LaSalle Street
Suite 1625
Chicago, IL 60603

Global Securities and Trust Services

Annual Statement of Compliance

VIA: EMAIL

Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 11th Floor New York, New York 10013	Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045
PNC Capital Markets LLC One PNC Plaza, 249 Fifth Avenue Pittsburgh, Pennsylvania 15222	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019
Capmark Securities Inc. 48 Wall Street, 17th Floor New York, New York 10005	Moody's Investors Services, Inc. 7 World Trade Center New York, New York 10007
Standard & Poor's Ratings Services 55 Water Street New York, New York 10041	Fitch, Inc. One State Street Plaza, 31st Floor New York, New York 10004
Banc of America Securities LLC NC1-027-22-03 214 North Tryon Street Charlotte, North Carolina 28255

Re:	Citigroup Commercial Mortgage Trust 2007-C6
Commercial Mortgage Pass-Through Certificates, Series 2007-C6

Reference is made to the Pooling and Servicing Agreement dated as of July 1, 2007 (the “Agreement”), among Citigroup Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association as Master Servicer No. 1, Midland Loan Services, Inc., as Master Servicer No. 2, Capmark Finance, Inc., as Master Servicer No. 3, CWCapital Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee, and LaSalle Bank National Association, as Certificate Administrator.

I, Barbara L. Marik, a Senior Vice President of LaSalle Bank National Association, as Certificate Administrator hereby certify that:

          (1) A review of the activities of the Certificate Administrator during the preceding calendar year and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all of  its obligations under the Agreement in all material respects throughout such year.

Date: March 13, 2008

LaSalle Bank National Association, as Certificate Administrator

/s/ Barbara L. Marik
Barbara L. Marik
Senior Vice President